Exhibit 10.5.14

Execution

AMENDMENT NO. 2
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment No. 2”), dated as of April 9, 2004, by and among Congress Financial Corporation, as agent (in such capacity, “Agent”) for itself and the financial institutions from time to time party to the Loan Agreement (as hereinafter defined), as lenders (collectively, together with Agent, “Lenders”), The CIT Group/Business Credit, Inc., as co-agent (in such capacity, “Co-Agent”), The Doe Run Resources Corporation (“Doe Run”), The Buick Resource Recycling Facility LLC (“Buick Smelting”), Fabricated Products, Inc., (“Fabricated Products”, and together with the Doe Run and Buick Smelting, each individually a “Borrower” and collectively, “Borrowers”) and DR Land Holdings, LLC (“Guarantor”).

W I T N E S S E T H :

WHEREAS, Agent, Co Agent, Lenders, Borrowers and Guarantor have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated October 29, 2002, by and among Agent, Co-Agent, Lenders, Borrowers and Guarantor as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated March 11, 2003 by and among Agent, Co-Agent, Lenders, Borrowers and Guarantor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested certain amendments to the Loan Agreement and a waiver of certain Events of Default;

WHEREAS, Agent, Co-Agent and Lenders are willing to agree to such amendments and grant such waivers, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantor desire and intend to evidence such amendments and waiver.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.                                       DEFINITIONS.

(a)                                  Additional Definition.  As used herein, the following term shall have the meaning given to it below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 2” shall mean this Amendment No. 2, as it now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements are hereby amended to include such definition.

(b)                                 Amendments to Definitions.

All references to the term “Financing Agreements” in the Loan Agreement and in any of the other Financing Agreements shall be deemed to include, in addition and not in limitation, this Amendment No. 2.

(c)                                  Interpretation.  For purposes of this Amendment No. 2, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2.                                       AMENDMENT.

(a)                                  Consolidated Net Worth.  As of the Effective Date, Section 7.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.10  Consolidated Net Worth.  As of the Effective Date, Doe Run shall, at all times, maintain Consolidated Net Worth of not less than the amount set forth on Schedule 7.10 hereto for the period indicated thereon.”

(b)                                 Schedules.  The Schedules to the Loan Agreement are amended to include in addition and not in limitation a new Schedule 7.10 as attached hereto as Exhibit A.

3.                                       WAIVER.

(a)                                  Subject to the terms and conditions contained herein, Agent and Lenders hereby waive as of the Effective Date, the Event of Default arising under Section 8.1(b) of the Loan Agreement as a result of the failure of Borrowers to deliver to Agent and Lenders the financial statements of Borrowers and their Subsidiaries described in Section 7.19(a)(i) of the Loan Agreement for the fiscal year ended October 31, 2003, together with a report thereon unqualified as to scope of the independent certified public accountants of Borrowers as required under Section 7.19(a)(i) of the Loan Agreement, a certificate of such independent certified public accountants described in Section 7.19(a)(iv) of the Loan Agreement, and a certificate of the chief financial officer of Doe Run as described in Section 7.19(a)(v) of the Loan Agreement with respect to such fiscal year end results each within ninety (90) days after the end of such fiscal year (collectively, the “Existing Financial Statement Default”); provided, that, Agent and

Lenders shall have received such financial statements of Borrowers and their Subsidiaries (including for this purpose, Doe Run Cayman and its Subsidiaries), together with such report and certificate of independent certified public accountants and certificate of the chief financial officer of Doe Run, all in form and substance satisfactory to Agent, on or before April 30, 2004.  Except as Agent may otherwise expressly agree in writing, such waiver shall automatically and without further action by the parties hereto be deemed rescinded and terminated and of no force and effect with respect to the Existing Financial Statement Default any time after April 30, 2004, if Borrowers fails to deliver to Agent and Lenders, such financial statements, report and certificates on or before April 30, 2004, it being understood and agreed that the effect of any such recission and termination shall be to permit Agent to exercise its rights and remedies in accordance with the terms of the Loan Agreement with respect to the Existing Financial Statement Default immediately on May 1, 2004 without any further notice or passage of time.

(b)                                 Subject to the terms and conditions set forth herein, Agent and Lenders hereby waive as of the Effective Date, the Event of Default under Section 8.1(b) of the Loan Agreement as a result of the failure of Doe Run to maintain the minimum Consolidated Net Worth required by Section 7.10 of the Loan Agreement (as in effect prior to the effective date hereof) during the period from October 29, 2002 through the effective date hereof; provided, that, nothing herein shall be deemed to be a waiver of the requirement that Doe Run maintain the minimum Consolidated Net Worth required by Section 7.10 of the Loan Agreement as modified by this Amendment No. 2 for any period after September 30, 2003.

(c)                                  Subject to the terms and conditions contained herein, Agent and Lenders hereby waive as of the Effective Date, the Event of Default arising under Section 8.1(j) of the Loan Agreement as a result of the failure of Renco Group to deliver to Agent and Lenders the financial statements of Renco Group and its Subsidiaries described in Section 8.10 of the Junior Participation Agreement for the fiscal year ended October 31, 2003 within one hundred fifty (150) days after the end of such fiscal year; provided, that, on or before April 30, 2004,Agent and Lenders shall have received the annual unaudited balance sheets, statements of earnings and retained earnings and cash flows for Renco Group and it Subsidiaries, and the accompanying notes thereto, prepared in accordance with GAAP consistently applied, together with a certificate of an officer of Renco Group certifying that such financial statements are so prepared and fairly present the financial position and the results of operations of Renco Group and its Subsidiaries.

(d)                                 Agent and Lenders have not waived and are not by this agreement waiving, and have no present intention of waiving, any other Events of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Events of Default identified in Sections 3(a), 3(b) and 3(c) hereof (collectively, “Existing Defaults”) to the extent set forth in such sections, whether the same or similar to the Existing Defaults or otherwise.  Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements applicable or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof (other than the Existing Defaults except as set forth in Sections 3(a), 3(b) and 3(c) above), whether the same or similar to the Event of Default described above or otherwise, including the Existing Defaults prior to the Effective Date or upon or after the recission and termination of the waivers provided for above in Sections 3(a) and 3(c) above. Nothing contained herein shall be construed as a waiver of the failure of Borrowers to comply with the terms of the Loan Agreement and the other Financing Agreements (including the Existing Defaults) at any time on or prior to the Effective Date or after May 1, 2004, if the Effective Date has not occurred by such date.

4.                                       AMENDMENT FEE.  In consideration of this Amendment No. 2, Borrowers shall pay to Agent (for the account of Lenders based upon their Pro Rata Shares), an amendment fee of $75,000, which amount is fully earned and payable and may be charged directly to Borrowers’ loan accounts maintained by Agent as follows:

(a)                                  $37,500 of such amount shall be earned and paid to Agent (for the account of Lenders based upon their Pro Rata Shares) on the date hereof; and

(b)                                 $37,500 of such amount shall be earned and paid to Agent (for the account of Lenders based upon their Pro Rata Shares) on April 16, 2004; provided, that, the entire unpaid amount of such fee shall become immediately due and payable, without notice or demand, at Agent’s option, (i) upon the termination of the Loan Agreement or (ii) upon the occurrence of an Event of Default (including an Existing Default upon or after any of the following the date of any recission and termination of any waiver with respect to such Existing Default in accordance with the terms hereof).

5.                                       ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS.  Each Borrower and Guarantor represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent and Lenders to Borrowers:

(a)                                  This Amendment No. 2 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitutes legal, valid and binding obligations of such Borrower or Guarantor enforceable against each of them in accordance with their respective terms.

(b)                                 No action of, or filing with, or consent or any governmental or public body or authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 2.

(c)                                  No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing on the date of this Amendment No. 2 (other than the Existing Defaults).

(d)                                 Agent shall have received the financial statements described in Sections 3(a) and 3(c) hereof by the date set forth therein and all of the deliveries described in Section 6 hereof by no later than April 30, 2004.

6.                                       CONDITIONS PRECEDENT.  The effectiveness of the amendments and waivers contained herein shall be subject to the satisfaction of the following conditions precedent in a manner acceptable to Agent as soon as possible but in any event not later than April 30, 2004 (the date upon which all of the conditions precedent set forth in Section 7 hereof shall have been satisfied in a manner acceptable to Agent shall be referred to herein as the “Effective Date”):

(a)                                  the receipt by Agent of an original of this Amendment No. 2, duly authorized, executed and delivered by Borrowers and Guarantor on the date hereof;

(b)                                 the receipt by Agent of the $37,500 fee referred to in Section 4(a) hereof on the date hereof;

(c)                                  the receipt by Agent of a copy of any agreements, documents and instruments with respect to the settlement of the Judgment in favor of Taracorp;

(d)                                 all requisite corporate action and proceedings in connection with this Amendment No. 2 shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings, which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities on the date hereof;

(e)                                  the receipt by Agent of a true, correct and complete copy of the waiver of the Term Loan Agent and Term Loan Lenders with respect to any “Event of Default” arising under the Term Loan Documents (as such term is defined in the Term Loan Documents) prior to the date hereof as duly authorized, executed and delivered by Term Loan Agent and each Term Loan Lender; and

(f)                                    as of the date that all of the foregoing conditions precedent shall have been  satisfied, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing on such date (after giving effect to the provisions hereof).

7.                                       ADDITIONAL EVENTS OF DEFAULT.  The parties hereto acknowledge, confirm and agree that (a) the failure of Borrowers to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by Borrowers in connection herewith shall constitute an Event of Default under the Financing Agreements, except as set forth herein or as Agent may otherwise agree in writing and (b) the failure of the Effective Date to occur on or before April 30, 2004, shall constitute in an Event of Default under the Financing Agreements and the waivers and amendments contained herein shall not be effective except as Agent may otherwise agree in writing.

8.                                       EFFECT OF THIS AMENDMENT.  Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this

Amendment No. 2 or with respect to the subject matter of this Amendment No. 2.  To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control.  The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

9.                                       FURTHER ASSURANCES.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2

10.                                 GOVERNING LAW.  The validity, interpretation and enforcement of this Amendment No. 2 whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

11.                                 BINDING EFFECT.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

12.                                 HEADINGS.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

13.                                 COUNTERPARTS.  This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2.  Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

THE DOE RUN RESOURCES CORPORATION

By:	/s/ Marvin K. Kaiser

Title:	Exec. VP, CFO & Admin. Officer

THE BUICK RESOURCE RECYCLING FACILITY LLC

By:	/s/ Marvin K. Kaiser

Title:	CFO

FABRICATED PRODUCTS, INC.

By:	/s/ Marvin K. Kaiser

Title:	VP Finance & Treasurer

DR LAND HOLDINGS, LLC

By:	/s/ Marvin K. Kaiser

Title:

CONGRESS FINANCIAL CORPORATION,
as Agent and Lender

By:	/s/ Herbert C. Korn

Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Co Agent and Lender

		By:	/s/ G. Louis McKinley

		Title:	Vice President

ACKNOWLEDGED:

THE RENCO GROUP, INC.

By:	/s/ Roger Fay

Title:	Vice President

EXHIBIT A
TO
AMENDMENT NO. 2

New Schedule 7.10 to Loan Agreement - Consolidated Net Worth

Period		Amount

(a)	Through and including January 31, 2003	$(105,000,000)

(b)	From February 1, 2003 through and including April 30, 2003	$(109,000,000)

(c)	From May 1, 2003 through and including July 31, 2003	$(113,000,000)

(d)	From August 1, 2003 through and including September 30, 2003	$(109,000,000)

(e)	From October 1, 2003 through and including October 31, 2003	$(115,000,000)

(f)	From November 1, 2003 through and including November 30, 2003	$(117,000,000)

(g)	From December 1, 2003 through and including December 31, 2003	$(116,500,000)

(h)	From January 1, 2004 through and including January 31, 2004	$(121,000,000)

(i)	From February 1, 2004 through and including February 29, 2004	$(122,000,000)

(j)	From March 1, 2004 through and including March 31, 2004	$(122,000,000)

(k)	From April 1, 2004 through and including April 31, 2004	$(122,000,000)

(l)	From May 1, 2004 through and including May 31, 2004	$(121,000,000)

Period		Amount

(m)	From June 1, 2004 through and including June 30, 2004	$(121,000,000)

(n)	From July 1, 2004 through and including July 31, 2004	$(120,000,000)

(o)	From August 1, 2004 through and including August 31, 2004	$(117,000,000)

(p)	From September 1, 2004 through and including September 30, 2004	$(116,000,000)

(q)	From October 1, 2004 through and including October 31, 2004	$(115,000,000)

(r)	From November 1, 2004 through and including November 30, 2004	$(114,000,000)

(s)	From December 1, 2004 through and including December 31, 2004	$(114,000,000)

(t)	From January 1, 2005 through and including January 31, 2005	$(113,000,000)

(u)	From February 1, 2005 through and including February 28, 2005	$(113,000,000)

(v)	From March 1, 2005 through and including March 31, 2005	$(110,000,000)

(w)	From April 1, 2005 through and including April 30, 2005	$(109,000,000)

(x)	From May 1, 2005 through and including May 31, 2005	$(105,000,000)

(y)	From June 1, 2005 and at all times thereafter	$(100,500,000)

The parentheticals above indicate that the number is negative.